Exhibit 16.1

March 26, 2019

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Forum Energy Technologies, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Forum Energy Technologies, Inc. dated March 20, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Attachment

PricewaterhouseCoopers LLP, 1000 Louisana Street, suite 5800, Houston, TX 77002
T: 713-356-4000, F: 713-356-4717, www.pwc.com